UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AgEagle Aerial Systems Board of Directors and Management Urge Stockholders to Vote Their Definitive Proxy Statement Prior to Its Special Meeting of Stockholders

Proxy voting deadline is 11:59 p.m. (Eastern Time) on December 19, 2024

WICHITA, Kan., December 16, 2024 – Management of AgEagle Aerial Systems Inc.(NYSE: UAVS) (“AgEagle” or the “Company”), a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, reminds stockholders to vote their proxy ahead of the deadline of 11:59 p.m. (Eastern Time) on Thursday, December 19, 2024.

AgEagle CEO Bill Irby commented, “Over the last year, we have made significant progress in strengthening AgEagle’s market position and product roadmap, defining a clear path toward long-term stockholder value creation. As we continue to build and navigate new interest within the defense and commercial sectors for our best-in-class UAS, we are evaluating a range of options to fund our next phase of production and growth. Part of these efforts requires the flexibility to issue more shares of our stock, specifically a current capital raise that requires an increase in our authorized share count to enable Series B warrant conversions. We are therefore asking stockholders to help us build a financial bridge to continued growth and long-term stockholder value by voting FOR all proposed matters.”

AgEagle’s Board of Directors unanimously recommends that shareholders vote “FOR” all proposed matters that will be voted on at the special meeting of the Company’s shareholders (the “Special Meeting”). The Company’s shareholders are encouraged to read the meeting materials in detail and cast their votes prior to the proxy voting deadline. Both leading proxy advisory firms, ISS and Glass Lewis, are also recommending investors vote in support of all matters.

The Special Meeting will be held on Friday, December 20, 2024 at 11:00 a.m. (Eastern Time). It will be held in a virtual-only format, via live webcast at https://web.viewproxy.com/uavs/2024.

How to Vote and Shareholder Questions

To ensure that your shares will be voted at the Special Meeting, shareholders are encouraged to vote online or by telephone in advance of the proxy cut-off of 11:59 p.m. (Eastern Time) on December 19, 2024. Beneficial owners are urged to check their proxy cards or contact their broker or nominee to determine whether they can vote by telephone or electronically. Stockholders who have questions about the meeting resolutions or need assistance voting may contact Alliance Advisors LLC, AgEagle’s proxy solicitor at:

Alliance Advisors LLC

Telephone: 866-620-1197 (toll free)

Email: UAVS@AllianceAdvisors.com

Registered Holders:

INTERNET: Vote online at www.FCRvote.com/UAVS using the control number located on the proxy card.

TELEPHONE: Call 1-866-402-3905 toll free and follow the instructions for telephone voting on your proxy card.

MAIL: Votes may by cast by mail by completing, signing, and dating the proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2023, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com